EXHIBIT 15

To the Directors and Shareholders of Morgan Stanley:

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of February 28, 2007 and for the three-month periods ended February 28, 2007 and 2006, and have issued our report dated April 5, 2007 (October 25, 2007 as to Note 1, Discontinued Operations – Discover and Note 20) (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurement” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” and an explanatory paragraph regarding the completion of the spin-off of Discover Financial Services effective June 30, 2007). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

Additionally we have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of May 31, 2007 and for the three- and six-month periods ended May 31, 2007 and 2006, and have issued our report dated July 9, 2007(October 25, 2007 as to Note 21) (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of SFAS No. 157, “Fair Value Measurement” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115” and an explanatory paragraph regarding the completion of the spin-off of Discover Financial Services effective June 30, 2007). As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

Additionally we have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim condensed consolidated financial information of Morgan Stanley and subsidiaries as of August 31, 2007 and for the three- and nine-month periods August 31, 2007 and 2006 and have issued our report dated October 9, 2007 (which report included an explanatory paragraph regarding Morgan Stanley’s adoption of SFAS No. 157, “Fair Value Measurement” and SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities–Including an amendment of FASB Statement No. 115”) . As indicated in such report, because we did not perform an audit, we expressed no opinion on that information.

We are aware that our reports referred to above which were included in Morgan Stanley’s Current Report on Form 8-K dated October 25, 2007 for the quarters ended February 28, 2007 and May 31, 2007, and in Morgan Stanley’s Quarterly Report on Form 10-Q for the quarter ended August 31, 2007 are being incorporated by reference in this Registration Statement on Form S-8 dated October 26, 2007.

We also are aware that the aforementioned reports, pursuant to Rule 436(c) under the Securities Act of 1933, are not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

New York, New York

October 26, 2007